March 4, 2022

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read the statements of Plasma Innovative Inc. relating to the event described under Item 4.01 of Form 8-K dated March 2, 2022, and we agree with such statements as they pertain to our firm.

Respectfully,

Sadler, Gibb & Associates, LLC
Draper, UT

S|G Phone: 801-783-2950 | Fax: 801-783-2960 | 344 West 13800 South, Suite 250, Draper, UT 84020 | sadlergibb.com